UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2017

Patriot National, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida

(Address of Principal Executive Offices)

(954) 670-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 10, 2017, Christopher A. Pesch, the former Executive Vice President, General Counsel, Chief Legal Officer and Secretary of Patriot National, Inc. (the “Company”) left the Company to pursue other career opportunities.

In connection with his separation from the Company, the Company and Mr. Pesch entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) on March 10, 2017, effective as of March 9, 2017, that specifies the terms of, and the benefits he is eligible to receive in connection with, his departure from the Company. Subject to his compliance with the terms and conditions of the Separation Agreement, Mr. Pesch will receive (i) a severance payment of $795,000, less applicable withholdings, and (ii) continuation of group health plan coverage until the earlier of March 1, 2019 or the time he obtains group health plan coverage with a new employer. In addition, under the Separation Agreement, Mr. Pesch provided a general waiver and release of claims against the Company and is subject to certain cooperation and restrictive covenants, including confidentiality, non-disparagement, non-solicitation and non-competition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

By:	/s/ Thomas Shields
Name:	Thomas Shields
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 16, 2017